Exhibit 99.1

Dresser-Rand Closes Its Acquisition of Grupo Guascor S.L.

HOUSTON, May 4, 2011 /PRNewswire/ -- Dresser-Rand Group Inc. ("Dresser-Rand" or "the Company") (NYSE: DRC), a global supplier of high-speed rotating equipment and service solutions, announced today that through a subsidiary it closed the previously announced acquisition of Grupo Guascor S.L., a Spanish Sociedad Limitada ("GG"), from GG's shareholders (the "GG Shareholders") for a total enterprise value of euro 500 million (approximately $740 million) in a cash and stock transaction. The enterprise value includes the assumption of euro 125 million (approximately $185 million) in net debt, and the payment of approximately $303 million cash and the issuance of approximately 5 million shares of Dresser-Rand common stock.

GG, a private company headquartered in Vitoria-Gasteiz, Spain, is a leading supplier of diesel and gas engines providing customized energy solutions across worldwide energy infrastructure markets based upon reciprocating engine power systems technologies. GG also has substantial experience in bio-energy and distributed generation applications. Dresser-Rand has indicated that its Environmental Solutions Center of Excellence will be located in the Basque Country.

On March 3, 2011, the Company disclosed its entry into the related Share Purchase Agreement, including its obligation to enter into a registration rights agreement with the GG Shareholders (the "Agreement") at closing, through which the Company agreed to register with the U.S. Securities and Exchange Commission the shares of its common stock (the "Shares") paid to the GG Shareholders in the transaction and facilitate the GG Shareholders' resale of the Shares.

About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, United Kingdom, Germany, Norway, India, and China, and maintains a network of 39 service and support centers covering more than 140 countries. Dresser-Rand has principal offices in Paris, France, and Houston, Texas. For more information, visit www.dresser-rand.com.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, the Company's plans, objectives, goals, strategies, future events, future bookings, revenues, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information. The words "anticipates", "believes", "expects", "intends", "appears", "outlook", and similar expressions identify such forward-looking statements. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following: potential for material weaknesses in its internal controls; economic or industry downturns; the variability of bookings due to volatile market conditions, subjectivity clients exercise in placing orders, and timing of large orders; volatility and disruption of the credit markets; its inability to generate cash and access capital on reasonable terms and conditions; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; unexpected product claims and regulations; infringement on its intellectual property or infringement on others' intellectual property; its pension expenses and funding requirements; difficulty in implementing an information management system; and the Company's brand name may be confused with others. These and other risks are discussed in detail in the Company's filings with the Securities and Exchange Commission at www.sec.gov. Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law. For information about Dresser-Rand, go to its website at www.dresser-rand.com.

DRC-FIN

CONTACT: Blaise Derrico, Director Investor Relations of Dresser-Rand Group Inc., +1-713-973-5497